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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 16, 2003

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                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                  1-31447                              74-0694415
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)


                        1111 LOUISIANA
                        HOUSTON, TEXAS                                            77002
           (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

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ITEM 5.  OTHER EVENTS.

NEW CALIFORNIA CLASS ACTION

         We, together with Reliant Resources, Inc. and Reliant Energy, Inc., have been named as defendants in a lawsuit filed on April 16, 2003 in state court in Los Angeles County, California on behalf of a class of purchasers of natural gas alleging violations of state antitrust laws and state laws against unfair and unlawful business practices based on an alleged conspiracy with Enron Corp. to manipulate the California natural gas markets in 2000 and 2001. The complaint is based on certain conclusions in a report by the staff of the Federal Energy Regulatory Commission that has not been subject to procedures designed to allow parties to either discover or test the basis for the conclusions. Neither we nor Reliant Energy was a party in the proceedings in which the report was submitted. The complaint seeks injunctive and declaratory relief, compensatory and punitive damages, restitution, costs of suit and attorneys' fees. The complaint alleges that there were "well over one billion dollars in excess charges to California consumers during the 2000 through 2001 time period". The plaintiffs are seeking a trebling of any damages award. Under a master separation agreement between Reliant Energy and Reliant Resources, we and Reliant Energy are entitled to be defended and indemnified for any losses arising out of this lawsuit by Reliant Resources. While Reliant Resources has not yet filed an answer, we understand that it intends to deny both the alleged violation of any laws and the participation in a conspiracy with Enron. Further, neither we nor any of our current subsidiaries has engaged in gas trading or any other business in California. The ultimate outcome of this lawsuit cannot be predicted at this time.

SOUTH TEXAS PROJECT NUCLEAR GENERATING STATION

         Our 81%-owned subsidiary, Texas Genco Holdings, Inc. (Texas Genco), owns a 30.8% interest in the South Texas Project Nuclear Generating Station
(STP), consisting of two 1,250 MW generating units. During a routine refueling and maintenance outage in early April, engineers found a small quantity of residue from reactor cooling water at one location in the Unit 1 reactor containment building. No other residue was found in Unit 1 or in the plant's twin Unit 2 reactor when it was inspected during a refueling outage in the fall of 2002.

         Upon discovery of the residue, STP officials immediately reported their findings to the Nuclear Regulatory Commission. STP's managers and engineers are conferring with industry experts to develop a corrective action plan. The Nuclear Regulatory Commission must approve any corrective action plan before it is implemented.

         The Unit will remain shut down until any necessary corrective action is completed. While the Unit remains out of service, Texas Genco will meet its existing power sales obligations from other generating units and/or from purchases from third parties. Until inspections are completed and an acceptable corrective action plan has been developed, we are unable to predict the economic impact of this outage and when the Unit will be returned to service. A protracted outage at Unit 1 could adversely affect our operating results if the cost of replacement power to Texas Genco is materially greater than the cost of power produced by STP.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CENTERPOINT ENERGY, INC.



Date: April 23, 2003                            By: /s/ Rufus S. Scott
                                                   -----------------------------
                                                   Rufus S. Scott
                                                   Vice President,
                                                   Deputy General Counsel and
                                                   Assistant Corporate Secretary


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